UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2010

ASCEND ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-51840	20-3881465
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

435 Devon Park Drive, Bldg. 700, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (610) 977-7531

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 7, 2010, Ascend Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Longhorn Mergerco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Subsidiary ”), The Washington Special Opportunity Fund, LLC, a Delaware limited liability company (the “Domestic Fund”), and Patriot Investment Management, LLC, a Delaware limited liability company (“Patriot”).  Pursuant to the Merger Agreement, the Company had agreed to acquire, through the Subsidiary, 100% of the assets and assume all of the liabilities of the Domestic Fund in a transaction in which control of the Company would have changed (the “Merger Transactions”).  Consummation of the Merger Transactions was subject to, among other customary closing conditions, the consent of a majority in interest of the Members of the Domestic Fund.  The Domestic Fund was not able to obtain the foregoing consent, and the Merger Agreement (as amended) terminated on July 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCEND ACQUISITION CORP.

Date: August 10, 2010	By:	/s/ Don K. Rice
Don K. Rice, Chief Executive Officer